UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 10, 2021

LIBERTY TRIPADVISOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36603	46-3337365
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series A common stock	LTRPA	The Nasdaq Stock Market LLC
Series B common stock	LTRPB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2021, Christy Haubegger was appointed to the board of directors (the “Board”) of Liberty TripAdvisor Holdings, Inc. (the “Company”), effective immediately.  Following Ms. Haubegger’s appointment, the Company has a total of eight directors, divided among three classes, with Ms. Haubegger serving as a Class II director with a term expiring at the annual meeting of stockholders in 2023.  The Board has determined that Ms. Haubegger qualifies as an independent director for purposes of the rules of The Nasdaq Stock Market LLC as well as applicable rules and regulations adopted by the Securities and Exchange Commission and will serve on the Nominating and Corporate Governance Committee of the Board.

Ms. Haubegger will receive the same compensation as the Company’s other nonemployee directors, which is summarized in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the Securities and Exchange Commission on April 30, 2021.

Item 7.01.  Regulation FD Disclosure.

On May 13, 2021, the Company issued a press release announcing the addition of Ms. Haubegger to the Board and its intention to hold its virtual annual meeting of stockholders on Wednesday, July 28, 2021 at approximately 9:15 a.m. M.T.   The record date for the meeting is 5:00 p.m., New York City time, on June 9, 2021.  After the meeting, Greg Maffei, Chairman, President and Chief Executive Officer of the Company, will be available for a Q&A session. During the Q&A session, the Company may make observations regarding its financial performance and outlook. Additional information about attending the virtual annual meeting and submitting questions can be found in the press release.

Stockholders wishing to nominate a director or present a proposal to be considered at the annual meeting must submit a written notice to the Corporate Secretary of the Company on or before the close of business on May 25, 2021 at its executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112.  In addition, any stockholder proposals submitted for inclusion in the Company’s proxy materials for the annual meeting must be received by the Corporate Secretary on or before May 25, 2021 and will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, the Company’s charter and bylaws and Delaware law.

This Item 7.01 and the press release attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed "filed" for any purpose.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 13, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2021

LIBERTY TRIPADVISOR HOLDINGS, INC.

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Senior Vice President

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